Exhibit 10.5

FORM OF RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
HENRY SCHEIN, INC. 1994 STOCK INCENTIVE PLAN
(AS AMENDED AND RESTATED EFFECTIVE AS OF MARCH 27, 2007)

THIS AGREEMENT (the “Agreement”) is made as of [grant date] (the “Grant Date”), by and between Henry Schein, Inc. (the “Company”) and [Participant Name] (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company has adopted the Henry Schein, Inc. 1994 Stock Incentive Plan (as amended and restated effective as of March 27, 2007), as amended from time to time (the “Plan”) (a copy of which is on file with the Company’s Corporate Human Resources Department and is available for Participant to review upon request at reasonable intervals as determined by the Company), which is administered by a Committee appointed by the Company’s Board of Directors (the “Committee”); and

WHEREAS, pursuant to Section 9 of the Plan, the Committee may grant Restricted Stock Units to Key Employees under the Plan; and

WHEREAS, the Participant is a Key Employee of the Company.

NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Grant of Restricted Stock Units.

Subject to the restrictions and other conditions set forth herein, the Committee has authorized this grant of [# of units] Restricted Stock Units to the Participant on the Grant Date.

2. Vesting and Payment.

(a) Except as otherwise provided in Sections (2)(d) and 2(e), the Restricted Stock Units awarded under this Agreement shall not vest unless and until (1) the Committee determines and certifies that the target(s) and performance goal(s), which Participant acknowledges were previously explained to Participant and a copy of which is on file with the Company’s Corporate Human Resources Department and is available for Participant to review upon reasonable request and at reasonable intervals as determined by the Company (collectively, the “Performance Goal(s)”), have been satisfied with respect to the three-year period beginning on or about January 1 of the year the grant was made and (2) the third anniversary of the date of grant (the “Scheduled Payment Date”); provided, however, that if the satisfaction of the Performance Goal(s) exceed 100% of the targets, the Committee shall issue to the Participant such additional Shares in an amount that corresponds to the incremental percentage of the goal(s) achieved in excess of 100% of the targets up to a maximum of 200% of targets, provided that any such additional Shares shall be subject to the terms and conditions of this Agreement.  It is intended that the Restricted Stock Units awarded hereunder constitute a “performance-based award” for purposes of Section 162(m) of the Code and, accordingly, any such determination shall be made in accordance with the requirements of Section 162(m) of the Code.  Except as set forth in Sections 2(c), 2(d) and 2(f), if the targets and Performance Goal(s) are not satisfied in accordance with this Section 2(a), the Restricted Stock Unit awarded under this Agreement shall be forfeited.  Notwithstanding anything herein to the contrary, but except as set forth in Sections 2(c), 2(d) and 2(f), the Participant must be employed by the Company or a Subsidiary at the times the targets and Performance Goal(s) are satisfied and on the third anniversary of the date of grant.  The Participant acknowledges and agrees that the Performance Goal(s) are confidential and shall not be disclosed or otherwise communicated to any other person.

(b) Except as set forth in Sections 2(c), 2(d) and 2(f), there shall be no proportionate or partial vesting in the periods prior to the vesting date and all vesting shall occur only on the vesting date; provided that no Termination of Employment has occurred prior to such date.

(c) The Restricted Stock Units shall vest on a pro-rated basis, assuming the performance goals have been achieved, upon the Participant’s Retirement, unless otherwise provided expressly in a written agreement between the Participant and the Company.  For purposes of this Section 2, the Participant shall qualify for “Retirement” if (i) the Participant’s age (minimum 55) plus years of service with the Company and its Subsidiaries equal or exceed 70 and (ii) the Participant has provided written notice of the Participant’s retirement to the Company at least 12 months prior to such retirement.  For purposes of determining the age and service requirement under Section 2(b) (i), the Participant’s age and years of service shall be determined by the Participant’s most recent birthday and employment anniversary, respectively.

(d) The Restricted Stock Units shall vest on a pro-rated basis, assuming the performance goals have been achieved, upon the Participant’s Disability, provided that no Termination of Employment has occurred prior to such date, unless otherwise provided expressly in a written agreement between the Participant and the Company.  For purposes of this Agreement, “Disability” shall mean the approval of, and receiving benefits for, long term disability by the disability insurance carrier under the Company’s (or if applicable, Subsidiary’s) long term disability plan.

(e) The Restricted Stock Units shall vest in full, assuming target levels have been achieved, upon a Termination of Employment by the Company without Cause occurring within the 2-year period following a Change of Control; provided that no Termination of Employment has occurred prior to such date, unless otherwise provided expressly in a written agreement between the Participant and the Company.  For purposes of this Agreement, a “Change of Control” shall mean the occurrence of a Section 409A Change of Control (as defined in Section 3).

(f) The Restricted Stock Units shall vest on a pro-rated basis, assuming target levels have been achieved, upon the Participant’s death, provided that no Termination of Employment has occurred prior to such date, unless otherwise provided expressly in a written agreement between the Participant and the Company.

(g) For purposes of Sections 2(c), 2(d) and 2(f), vesting on a pro-rated basis shall be calculated by multiplying the number of Restricted Stock Units set forth under Section 1 by a fraction, the numerator of which is the number of days from the date of grant to the date of the Participant’s death, Disability or Retirement, as applicable, and the denominator of which is 1095.

(h) The Participant shall be entitled to receive one share of Common Stock with respect to one vested Restricted Stock Unit.  The Participant shall be paid one share of Common Stock with respect to each vested Restricted Stock Unit within thirty (30) days of the Scheduled Payment Date; except that (i) in the event of a Termination of Employment by the Company without Cause occurring within the 2-year period following a Change of Control, the Participant shall be paid within thirty (30) days of such employment termination and (ii) in the event of the Participant’s death, the Participant’s estate shall be paid within thirty (30) days of the Participant’s death; provided no Termination of Employment has occurred prior to such dates.  In the event of Retirement or Disability, the Participant shall be paid one share of Common Stock with respect to each vested Restricted Stock Unit within thirty (30) days of the Scheduled Payment Date.

3. Change of Control Definition.

For purposes of this Agreement, a “Section 409A Change of Control” shall have the meaning set forth in Appendix A, attached hereto; provided, that, no event shall constitute a “Change of Control” for purposes of this Agreement unless such event also qualifies as a “change in control event” for purposes of Treasury Regulation § 1.409A-3(i)(5).

4. Forfeiture and Recoupment.

(a) All unvested Restricted Stock Units will be forfeited on the Participant’s Termination of Employment.

(b) Notwithstanding anything herein or in the Plan to the contrary, the grant of Restricted Stock Units (including any dividends credited thereupon) provided for under this Agreement is conditioned on the Participant not engaging in any Competitive Activity (as defined below) from the date that is twelve (12) months prior to the applicable settlement date set forth in Section 2(h) above (such applicable settlement date, the “Payment Date”) through the first anniversary of such Payment Date. If, on or after the date that is twelve (12) months prior to the Payment Date but prior to the Payment Date, the Participant engages in a Competitive Activity, all Restricted Stock Units (including any dividends credited thereupon) (whether or not vested) shall be immediately forfeited in their entirety, and the Participant shall have no further rights or interests with respect to such Restricted Stock Units (including any such dividends).  In the event that the Participant engages in a Competitive Activity on or after the Payment Date but on or prior to the first anniversary of such Payment Date, the Company shall have the right to recoup from the Participant, and the Participant shall repay to the Company, within thirty (30) days following demand by the Company, a payment equal to the Fair Market Value of the aggregate shares of Common Stock payable in respect of such Restricted Stock Units on the Payment Date (including any dividends or other distributions thereafter paid thereon); provided, that, the Company may require the Participant to satisfy such payment obligations hereunder either by forfeiting and returning to the Company such shares of Common Stock, Restricted Stock Units or any other Shares, or making a cash payment or any combination of these methods as determined by the Company in its sole discretion.  The Company, in its discretion, shall have the right to set off (or cause to be set off) any amounts otherwise due to the Participant from the Company in satisfaction of such repayment obligation, provided that any such amounts are exempt from, or set off in a manner intended to comply with, the requirements of Section 409A of the Code.

(c) The Participant hereby acknowledges and agrees that the forfeiture and recoupment conditions set forth in this Section 4, in view of the nature of the business in which the Company and its affiliates are engaged, are reasonable in scope and necessary in order to protect the legitimate business interests of the Company and its affiliates, and that any violation thereof would result in irreparable harm to the Company and its affiliates. The Participant also acknowledges and agrees that (i) it is a material inducement and condition to the Company’s issuance of the Restricted Stock Units (including any dividends credited thereupon) that such Participant agrees to be bound by such forfeiture and recoupment conditions and, further, that the amounts required to be forfeited or repaid to the Company pursuant to forfeiture and recoupment conditions set forth above are reasonable, and (ii) nothing in this Agreement or the Plan is intended to preclude the Company (or any affiliate thereof) from seeking any remedies available at law, in equity, under contract to the Company or otherwise, and the Company (or any affiliate thereof) shall have the right to seek any such remedy with respect to the Restricted Stock Units, dividends credited thereupon or otherwise.

(d) For purposes of this Agreement, the Participant will be deemed to engage in a “Competitive Activity” if, either directly or indirectly, without the express prior written consent of the Company, the Participant (i) takes other employment with, renders services to, or otherwise engages in any business activities with, companies or other entities that are competitors of the Company or any of its affiliates, (ii) solicits or induces, or in any manner attempts to solicit or induce, any person employed by or otherwise providing services to the Company or any of its affiliates, to terminate such person’s employment or service relationship, as the case may be, with the Company or any of its affiliates, (iii) diverts, or attempts to divert, any person or entity from doing business with the Company or any of its affiliates or induces, or attempts to induce, any such person or entity from ceasing to be a customer or other business partner of the Company or any of its affiliates, (iv) violates any agreement between the Participant and the Company or any of its affiliates relating to the non-disclosure of proprietary or confidential information of the Company or any of its affiliates, and/or (v) conducts himself or herself in a manner adversely affecting the Company or any of its affiliates, including, without limitation, making false, misleading or negative statements, either orally or in writing, about the Company or any of its affiliates. The determination as to whether the Participant has engaged in a Competitive Activity shall be made by the Committee in its sole discretion.

5. Dividend Equivalents.

Cash dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant, provided that such cash dividends shall not be deemed to be reinvested in Shares and will be held uninvested and without interest.  The Participant’s right to receive any such cash dividends shall vest if and when the related Restricted Stock Unit vests, and such cash dividends shall be paid in cash to the Participant if and when the related Restricted Stock Unit is paid to the Participant.  Stock dividends on Shares shall be credited to a dividend book entry account on behalf of the Participant with respect to each Restricted Stock Unit granted to the Participant.  The Participant’s right to receive any such stock dividends shall vest if and when the related Restricted Stock Unit vests, and such stock dividends shall be paid in stock to the Participant if and when the related Restricted Stock Unit is paid to the Participant.

6. Rights as a Stockholder.

The Participant shall have no rights as a stockholder with respect to any Shares covered by any Restricted Stock Unit unless and until the Participant has become the holder of record of the Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in this Agreement or the Plan.

7. Provisions of Plan Control.

This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time.  The Plan is incorporated herein by reference.  Capitalized terms in this Agreement that are not otherwise defined shall have the same meaning as set forth in the Plan.  Subject to Section 4, if and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.

8. Amendment.

The Board or the Committee may amend, suspend or terminate this Agreement subject to the terms of the Plan.  Except as otherwise provided in the Plan, no modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

9. Notices.

Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by regular United States mail, first class and prepaid, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:

Henry Schein, Inc.
135 Duryea Road
Melville, New York 11747
Attention: General Counsel

If to the Participant, to the address on file with the Company.

10. No Obligation to Continue Employment.

This Agreement is not an agreement of employment.  This Agreement does not guarantee that the Company or its Subsidiaries will employ or retain, or to continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock Unit is outstanding, nor does it modify in any respect the Company or its Subsidiary’s right to terminate or modify the Participant’s employment or compensation.

11. Legend.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to this Agreement in the possession of the Participant in order to carry out the provisions of this Section 11.

12. Securities Representations.

The grant of the Restricted Stock Units and issuance of Shares upon vesting of the Restricted Stock Units shall be subject to, and in compliance with, all applicable requirements of federal, state or foreign securities law.  No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  As a condition to the settlement of the Restricted Stock Units, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation.

The Shares are being issued to the Participant and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Participant.  The Participant acknowledges, represents and warrants that:

(a) He or she has been advised that he or she may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”) and in this connection the Company is relying in part on his or her representations set forth in this section.

(b) If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, the Shares must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such Shares and the Company is under no obligation to register the Shares (or to file a “re-offer prospectus”).

(c) If he or she is deemed an affiliate within the meaning of Rule 144 of the Act, he or she understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the Common Stock of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the Shares may be made only in limited amounts in accordance with such terms and conditions.

13. Transfer of Personal Data.

The Participant authorizes, agrees and unambiguously consents to the transmission by the Company of any personal data information related to the Restricted Stock Units awarded under this Agreement, for legitimate business purposes (including, without limitation, the administration of the Plan) out of the Participant’s home country and including to countries with less data protection laws than the data protection laws provided by the Participant’s home country.  This authorization/consent is freely given by the Participant.

14. Section 409A.

Any provisions in this Agreement providing for the payment of “nonqualified deferred compensation” (as defined in Section 409A of the Code and the Treasury regulations thereunder) to the Participant are intended to comply with the requirements of Section 409A of the Code, and this Agreement shall be interpreted in accordance therewith.  Neither party individually or in combination may accelerate or defer the timing of the payment of any such nonqualified deferred compensation, except in compliance with Section 409A of the Code and this Agreement, and no amount shall be paid prior to the earliest date on which it is permitted to be paid under Section 409A of the Code and this Agreement.  In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed on the Participant as a result of Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.  Any amounts payable hereunder that satisfy the short-term deferral exception in Treas. Reg. §1.409A-1(b)(4) shall not be subject to Section 409A of the Code.  Whenever a payment under this Agreement may be paid within a specified period, the actual date of payment within the specified period shall be within the Company’s sole discretion.

15. Delivery Delay.

The delivery of any certificate representing the Common Stock may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state or provincial securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal, state or provincial law or of any regulations of any governmental authority or any national securities exchange.  The Participant acknowledges and understands that the Company intends to meet its delivery obligations in Common Stock with respect to Restricted Stock Units, except as may be prohibited by law or described in this Agreement or supplementary materials.

16. Miscellaneous.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.

(a) This Agreement shall be governed and construed in accordance with the laws of New York (regardless of the law that might otherwise govern under applicable New York principles of conflict of laws).

(b) This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.

(c) The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

HENRY SCHEIN, INC.

Michael S. Ettinger
Senior Vice President and General Counsel

PARTICIPANT

[Participant Name]

Appendix A

This is Appendix A to the Restricted Stock Unit Agreement Pursuant to the Henry Schein, Inc. 1994 Stock Incentive Plan (as amended and restated effective as of March 27, 2007) (the “RSU Agreement”).  For purposes of Section 3 of the RSU Agreement, a “Section 409A Change of Control” shall be deemed to have occurred upon:

(i) an acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of (A) 50% or more of the then outstanding Shares or (B) 33% or more of the total combined voting power of the then outstanding voting securities of HSI entitled to vote generally in the election of directors (the “Outstanding HSI Voting Securities”); excluding, however, the following: (w) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (x) any acquisition by the Company, (y) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or (z) any acquisition by any corporation pursuant to a reorganization, merger, consolidation or similar corporate transaction (in each case, a “Corporate Transaction”), if, pursuant to such Corporate Transaction, the conditions described in clauses (A), (B) and (C) of paragraph (iii) below are satisfied; or

(ii) within any 12-month period beginning on or after the date of the  RSU Agreement, the individuals who constitute the Board immediately before the beginning of such period (the Board as of the date hereof shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided that for purposes of this Subsection any individual who becomes a member of the Board subsequent to the date hereof whose election, or nomination for election by HSI’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who are also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) the consummation of a Corporate Transaction or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be, will beneficially own, directly or indirectly, 33% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) the sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such sale or other disposition to a corporation with respect to which, following such sale or other disposition, (x) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors will be then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Common Stock and Outstanding HSI Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock and Outstanding HSI Voting Securities, as the case may be, (y) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 33% or more of the outstanding Common Stock or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (z) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

(v) No event set forth herein shall constitute a “Section 409A Change of Control” unless such event also qualifies as a “change in control event” for purposes of Treasury Regulation § 1.409A-3(i)(5).  Accordingly, the definition of “Section 409A Change of Control” set forth herein shall be limited, construed and interpreted in accordance with Section 409A and the regulations issued thereunder.

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